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                                                                   EXHIBIT 10.68

                                COMMERCIAL LEASE

1. Parties. 1 Lewiston Street, LLC, a Massachusetts corporation with a principal mailing address of P.O. Box 1109, Fall River, MA 02722, LESSOR, which expression shall include its heirs, successors and assigns where the context so admits, does hereby lease to Quaker Fabric Corporation of Fall River, a Massachusetts corporation, with a principal mailing address of 941 Grinnell Street, Fall River, MA 02721, LESSEE, which expression shall include its successors, executors, administrators and assigns where the context so admits, and LESSEE hereby leases the following described premises:

2. Premises. The leased premises shall consist of a total of 61,762 square feet in the property at 1 Lewiston Street, Fall River, MA, as follows:

        Building No. 2, Main Chace Mill:
        4,254 of first floor north annex, for delivery on or before June 1, 1998; 24,500 of the second floor of the main building, for delivery upon lease execution; 4,254 of the second floor north annex, for delivery upon lease execution; 24,500 of the third floor of the main building, one-half of third floor for delivery upon lease execution, the second half of third floor for delivery on or before May 1, 1998, and LESSEE shall be granted three months of free rent on the second half of the third floor from the delivery of the space; and 4,254 of the third floor north annex, for delivery upon lease execution.

        LESSOR's failure to deliver one or more of the above spaces on time shall not be a breach hereunder so long as LESSOR uses reasonable efforts and does deliver such space within a reasonable time following the promised date. LESSOR's failure to delivery any of such spaces shall not affect LESSEE's lease of such other spaces as are actually delivered.

3. Term. The term of the lease shall be for 24 months (2 years) commencing on March 30, 1998 and ending on March 29, 2000.

4. Rent. LESSEE shall pay LESSOR rent for space actually delivered to LESSEE in 24 monthly installments, in advance, due on the first day of the month beginning March 30, 1998, as follows:

        $1.50 per square foot.

        Base rent for 61,762 square feet of space, calculated at such rate, would be $92,643.00 per year, payable in monthly installments of $7,720.25 each.

Tenant shall also promptly pay, as additional rent, all costs of removal of its trash, and all utilities to the leased premises that are separately metered to the leased premises or any part thereof, whether such separate metering exists at the commencement of this lease or is established by LESSOR at any time during the term of this lease.

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5. Last Month's Rent. Upon the execution of this lease, LESSEE shall pay to
LESSOR the amount of $7,720.25, which shall be last month's rent.

6. First Month's Rent. Upon the execution of this lease, LESSEE shall pay LESSOR the amount of $5,125.50, representing first month's rent, which rent shall immediately become the property of LESSOR.

7. Utilities. LESSEE shall pay for all of its requirements for utilities, including, but not limited to, gas, steam, water, electricity, garbage collection, sewer charges, and heating and air conditioning its premises. In the event that LESSOR shall elect to supply any of such utilities, LESSEE agrees to purchase the same from LESSOR, providing the rate does not exceed the rate which LESSEE would be required to pay to the utility company furnishing the same. LESSOR may elect to require separate metering of any such utility. LESSEE accepts the leased premises unheated (except as provided for herein), and agrees to obtain LESSOR's written approval of the type of heating apparatus LESSEE intends to use, which approval shall not be unreasonably withheld or delayed. In all events, LESSEE shall have the right to separately meter any and all utilities to the premises.

        LESSOR agrees to light passageways and stairways during LESSEE's business hours, and to furnish such cleaning service to common areas as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond LESSOR's control.

8. Use of Premises. It is understood, and LESSEE so agrees, that during the term of this lease or any renewal thereof, the demised premises shall be used and occupied by LESSEE only for its current business activity. LESSEE shall not use any portion of the premises for storage or other services except in conjunction with its business use and shall use the premises only for use that is permitted under applicable federal, state and municipal laws and regulations.

9. Compliance with Laws. LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated.

10. Fire Insurance. LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. LESSEE shall on demand reimburse LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE's use of the premises.

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11. Maintenance of Premises. LESSEE agrees to maintain the leased premises in the same condition as they are at the commencement of the term or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, and whenever necessary, to replace plate glass and other glass therein, acknowledging that the leased premises are now in good order and the glass whole. LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises, which consent shall not be unreasonably withheld or delayed.

12. Alterations. LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanic's liens, or similar liens, to remain upon the leased premises for labor and materials furnished to LESSEE or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvements made by LESSEE shall become the property of LESSOR, except as set forth in Exhibit B attached, at the termination of occupancy as provided herein. All alterations and improvements shall be done by licensed tradesmen and companies, under all necessary local permits and according to all local building codes and regulations, using first-class materials. All such tradesmen and companies shall have worker's compensation insurance in effect prior to beginning work on the premises, and all activities of such tradesmen and companies shall be covered by existing comprehensive general liability and property damage insurance policies in limits equal to those set forth in paragraph 17 of this lease. LESSEE shall provide LESSOR with written proof of all such insurance prior to commencement of work.

13. Assignment - Subleasing. LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease.

14. Subordination. This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now existing or existing at any time hereafter, and LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgage, deeds of trust or other instruments in the nature of a mortgage, provided, however, that all such lenders shall execute a standard Non-Disturbance Agreement.


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15. LESSOR's Access. LESSOR or agents of LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do so, without unreasonably interfering with LESSEE's right of quiet enjoyment, and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16. Snow and Ice. The removal of snow and ice from the sidewalks and parking lot bordering upon the leased premises shall be LESSOR's responsibility.

17. LESSEE's Liability Insurance. LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part, comprehensive public liability insurance in the amount of $1,000,000/$2,000,000, with property damage in limits of $500,000.00, in responsible companies qualified to do business in Massachusetts and in good standing therein insuring LESSEE against injury to persons or damage to the property as provided and also naming LESSOR as additional insured. LESSEE shall deposit with LESSOR certificates for such insurance prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least ten (10) days prior written notice to each assured named therein.

18. Fire, Casualty, Eminent Domain. Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR or LESSEE may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made.

19. Default/LESSOR's Remedies. It is covenanted and agreed that (a) if LESSEE shall neglect or fail to perform or observe any of the covenants, terms, provisions or conditions contained in this lease and on its part to be performed or observed within fifteen (15) days after written notice of default, or such additional time as is reasonably required to correct any such default (except for payment of rent or other charges, in which case no notice shall be required and said period shall be ten (10) days); or (b) if LESSEE shall desert or abandon the demised premises (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) any event shall occur or any contingency shall arise whereby this lease, or the term and estate hereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm, or corporation other than LESSEE except as expressly permitted herein; or (d) if the estate hereby created shall be taken on execution or by any other process of law; or (e) if LESSEE shall be judicially declared bankrupt or insolvent according to law; or (f) if any assignment shall be made of the property of LESSEE for the benefit of creditors; or (g) if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer

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shall be appointed to take charge of all or any substantial part of LESSEE's property by a Court of competent jurisdiction; or (h) if a petition shall be filed for the reorganization of LESSEE under any provisions of the Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within sixty
(60) days after it is begun; or (i) if LESSEE shall file a petition for such organization, or for arrangement under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts - then, and in any of said cases (notwithstanding any former breach of covenant or waiver of the benefit hereof or consent in a former instance), LESSOR lawfully may, immediately or at any time thereafter, and without demand or notice, enter into and upon the said premises or any part thereof in the name of the whole and repossess the same as of his former estate, and expel LESSEE and those claiming through or under it and remove its or their effects (forcible, if necessary) without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears or rent or preceding breach of covenant, and upon entry as aforesaid, this lease shall terminate; and LESSEE covenants and agrees, notwithstanding any entry or re-entry by LESSOR, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this lease, become due if this lease had not been terminated or if LESSOR had not entered or reentered, as aforesaid, and whether the demised premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the term, and for the whole thereof, but in the event the demised premises be relet by LESSOR, LESSEE shall be entitled to a credit in the net amount of rent received by LESSOR in reletting, after deduction of all expenses incurred in reletting the demised premises (including, without limitation, remodelling costs, brokerage fees, and the like), and in collecting the rent in connection therewith. As an alternative, at the election of LESSOR, LESSEE will upon such termination pay to LESSOR, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total rent and other benefits which would have accrued to LESSOR under this lease for the remainder of the lease term if the lease terms had been fully complied with by LESSEE over and above the then cash rental value (in advance) of the premises for the balance of the term.

        Should LESSEE continue in possession of the premises after the end of the term herein with permission of LESSOR, it is agreed that the tenancy thus created can be terminated by either party giving to the other party not less than thirty (30) days written notice to expire on the day of the month from which the tenancy commenced to run. In so continuing, LESSEE agrees to pay the last minimum monthly rental plus twenty-five percent thereof and to keep and fulfill all the other covenants and conditions of this lease.

        If the LESSEE shall default, after reasonable written notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the

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LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest at the rate of twelve (12%) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as Additional Rent.

        The specified remedies to which LESSOR may resort hereunder are cumulative and not intended to be exclusive of any remedies or means of redress to which LESSOR may at any time be lawfully entitled.

20. Notice. Any notice from LESSOR to LESSEE relating to the leased premises or to the occupancy thereof shall be deemed duly served if left at the leased premises, addressed to LESSEE. Any notice from LESSEE to LESSOR relating to the leased premises or to the occupancy thereof shall be deemed duly served if mailed to LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to LESSOR at such address as LESSOR may from time to time advise in writing. All rent and notice shall be paid and sent to LESSOR at P.O. Box 1109, Fall River, MA 02722. Any notices sent from LESSOR to LESSEE will also be sent to Quaker Fabric Corporation of Fall River, ATTN: Vice President and General Counsel.

21. Security Measures. LESSEE shall have sole legal and financial responsibility for providing reasonable and adequate security measures for its employees, invitees, and property in and about the leased premises and to insure a safe and secure work area. LESSEE's responsibilities include proper lighting, proper locks for doors, and any other measures deemed proper by LESSEE. LESSEE holds LESSOR harmless from any claim, loss, or damage resulting from conditions on the premises deemed to have been unsafe or lacking in proper security and not caused by LESSOR's negligence.

22. Parking. LESSEE's employees may make use of parking spaces in the parking lot in numbers consistent with LESSEE's number of employees and in common with all others entitled to use such area. LESSEE may leave up to two trailers overnight at its loading docks, and may, with LESSOR's consent (which consent shall not be unreasonably withheld or delayed), arrange to leave more than two trailers overnight.

23. Broker. LESSEE and LESSOR warrant and represent to each other that no broker, finder or agent introduced LESSEE to LESSOR or to the demised premises and LESSEE and LESSOR agree to indemnify, defend and hold harmless each other of and from any claims for a fee or commission by a broker, finder or agent with whom LESSEE or LESSOR have dealt.

24. Unenforceable Clauses. If any provision of this lease shall be deemed to be void or unenforceable by a court of competent jurisdiction, the remaining provisions shall not thereby be affected.

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25. Default/Construction. The captions in this lease are for convenience and do not affect the meaning of this lease. This lease shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts and may be amended only by an instrument in writing signed by LESSOR and LESSEE. This lease shall be binding upon and inure to the benefit of LESSOR and LESSEE and their respective legal representatives, heirs, successors, and assigns, except as otherwise specifically provided. This lease contains the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. LESSEE acknowledges that all representations and statements upon which it relied in executing this lease are contained herein and that LESSEE in no way relied upon any other statements or representations, written or oral.

26. Pest Control. LESSEE shall at all times during the term of this lease maintain the leased premises free of all mice, rats, cockroaches, and any and all other pests, so-called, caused by or resulting from LESSEE's own use of the premises, and pursuant thereto LESSEE shall at least once annually, and more frequently if reasonably necessary, cause a thorough inspection to be made of the leased premises by a licensed pest exterminating company or individual. And, in the event that any pests, so-called, are discovered within the leased premises, or in any other portion of the building of which they form a part, LESSEE shall, forthwith, take all necessary steps for the eradication and extermination of same. The duties and obligations of this paragraph shall be at the LESSEE's sole cost and expense.

27. LESSEE Regulations. LESSEE further agrees to conform to the following provisions during the entire term of this lease:

        (a) No auction, fire, or bankruptcy sales may be conducted within the premises without the previous written consent of LESSOR;

        (b) LESSEE shall not use the areas or sidewalks adjacent to the premises for business purposes without the previous written consent of the LESSOR;

        (c) LESSEE shall secure LESSOR's written approval (which shall not be unreasonably withheld or delayed) as to location of LESSEE's self contained trash unit/compactor and trash removal plans and LESSEE shall refrain from dumping, disposal, reduction, incineration or other burning of any trash, papers, refuse or garbage of any kind in or about the premises;

        (d) LESSEE shall not drill or make holes in any stone or brick work or place or suffer to be placed or maintained on any exterior door, wall or window of the premises, any sign awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the premises without first obtaining LESSOR's written consent and approval, which won't be unreasonably withheld or delayed;

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        (e) LESSEE shall not perform any act or carry on any practice which may injure the premises or any other part of LESSOR's property or cause any offensive odors or constitute a nuisance or menace to any other occupant or other persons in said property and in no event shall any noises or odors be emitted from the premises;

        (f) Except as herein otherwise provided, LESSEE shall open its business in the premises at the beginning of the term of this lease, and diligently conduct such business during the entire term hereof;

        (g) No conduct or manner of occupancy by other tenants of the property of which the premises are a part shall give rise to any claim against LESSOR for damages or, unless 30 days' written notice of the problem and the opportunity to cure are given by LESSEE to LESSOR, constitute a total or partial eviction, constructive or otherwise;

        (h) At the termination or expiration of this lease, LESSEE shall remove such of its goods and effects as are not permanently affixed to the premises and shall remove such of its alterations and additions as LESSOR may request or as specifically identified on Exhibit B. LESSEE shall repair any damage caused by such removal and shall peaceably yield up the premises and all alterations, additions and improvements thereto (except such as the LESSOR has requested the LESSEE to remove, or as specifically identified on Exhibit B) and all fixtures, furnishings, floor coverings and equipment which are affixed to the demised premises, which shall thereupon become the property of the LESSOR, clean and in good order, repair and condition, damage by fire or casualty and reasonable and ordinary wear and tear excepted;

        (i) LESSEE shall supply and maintain at its own expense any fire extinguishers, smoke detectors or other fire prevention equipment (except sprinkler system, which shall be LESSOR's responsibility) now or hereafter required by the law, rules, orders, ordinances and other regulations of the city, county, or state in which the herein demised premises are located, and/or required by any underwriters association, or any other similar body or agency having jurisdiction involving the premises;

        (j) LESSEE shall perform no act or carry on any practices that may be a nuisance or detract from the attractiveness of LESSOR's property as a whole;

        (k) LESSEE shall refrain from committing or suffering to be committed any strip or waste upon, or any unlawful, improper or offensive use of, the premises, common facilities, or land or any public or private nuisance or act or thing which may disturb the quiet enjoyment of any other LESSEE, concessionaire, or licensee or occupant of the property or customers or business invitees of the LESSEE's thereof; and

        (l) In addition to the foregoing, LESSEE shall at all times during the term hereof comply with all other rules and regulations which LESSOR may at any time or from time to time establish in LESSOR's sole discretion concerning the use of the

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premises; provided, however, that any such rule or regulation so made shall not be inconsistent with this lease, shall not be unreasonable, shall not interfere with LESSEE's use and enjoyment of the premises for permitted uses, and shall be enforced without discrimination among lessees similarly affected.

28. Indemnification of LESSOR. LESSEE agrees to indemnify and save LESSOR harmless against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of or from any work or thing whatsoever done in the leased premises or done by LESSEE or any of its agents, contractors, servants, employees or licensees or sub-lessees in or about the leased premises. LESSEE also agrees to indemnify and save LESSOR harmless against and from any and all claims arising from the date of this lease and during the term of this lease or any extension, from any breach or default on the part of LESSEE in the performance of any covenant or agreement on the part of LESSEE to be performed, pursuant to the terms of this lease, or arising from any act of negligence of LESSEE or any of its agents, contractors, servants, employees, sub-lessees or licensees, arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this lease in the leased premises or upon or in the building and from and against all costs, counsel and legal fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought against LESSOR by reason of any such claim. LESSEE upon notice from LESSOR shall at its expense resist or defend such action or proceeding by counsel reasonably satisfactory to LESSOR.

        LESSEE covenants to pay and to indemnify LESSOR against all costs and charges, including counsel and legal fees, lawfully and reasonably incurred in obtaining possession of the leased premises and establishing LESSOR's title free and clear of this lease and any leasehold mortgage of the leased premises upon expiration or earlier termination of this lease or in enforcing any agreement by LESSEE herein contained.

29. Indemnification of LESSEE. LESSOR agrees to indemnify and save LESSEE harmless against and from any and all claims by or on behalf of any person, firm or corporation, arising from the conduct or management of or from any work or thing whatsoever done in the leased premises or building done by LESSOR or any of its agents, contractors, servants, employees or licensees or sub-lessors in or about the leased premises or building. LESSOR also agrees to indemnify and save LESSEE harmless against and from any and all claims arising from any breach or default on the part of LESSOR in the performance of any covenant or agreement on the part of LESSOR to be performed, pursuant to the terms of this lease, or arising from any act of negligence of LESSOR or any of its agents, contractors, servants, employees, sub-lessors or licensees, arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this lease in the leased premises or upon or in the building and from and against all costs, counsel and legal fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought against LESSEE by reason of any such claim. LESSOR upon notice from LESSEE shall at its expense resist or defend such action or proceeding by counsel reasonably satisfactory to LESSEE.

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        LESSOR covenants to pay and to indemnify LESSEE against all costs and charges, including counsel and legal fees, lawfully and reasonably incurred in obtaining possession of the leased premises and establishing LESSEE's title free and clear of this lease and any mortgage of the leased premises upon expiration or earlier termination of this lease or in enforcing any agreement by LESSOR herein contained.

30. Surrender. The LESSEE shall at the expiration or other termination of this lease, remove all LESSEE's goods and effects from the leased premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises).

        LESSEE shall deliver to the LESSOR the leased premises and all keys and locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, with the exception of those defined on Exhibit B, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by fire or other casualty only excepted. In the event of the LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, in its discretion and using whatever means LESSOR chooses, to dispose of, sell, trade, discard, and otherwise deal with such property, all such proceeds of such actions to be the property of the LESSOR without obligation to account to LESSEE in any way.

31. Environmental Default Provision. Any unreasonable and material interference with LESSEE's operations resulting from the presence of toxic or hazardous substances on, under, in or adjacent to the premises or from remedial work not caused by LESSEE and which continues to exist after thirty (30) days' written notice of same to LESSOR shall be a material default for which LESSEE may exercise any remedies set forth in this lease, including, but not limited to:
(a) abating rent, or (b) terminating this lease. LESSOR indemnifies and holds LESSEE harmless from any loss or damage caused to LESSEE as the result of a spill or presence of hazardous or toxic materials caused by the actions of LESSOR.

32. Quiet Enjoyment. As long as the LESSEE shall perform the covenants and agreements on its part herein made, it shall, at all times during the term hereof, have the peaceable and quiet enjoyment of the leased premises without let, hindrance or disturbance from the LESSOR, or from any person lawfully claiming the said premises; but, nevertheless, the LESSOR shall have free access to the leased premises at all reasonable times upon prior notice to LESSEE for the purpose of making any alterations or repairs to the building that the LESSOR may deem necessary or to show the premises to persons wishing to lease the same.

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33. Arbitration. In the event of any disputes arising as to the interpretation or implementation of any of the terms hereof, such matter shall be settled by submission to arbitration, and the same shall be settled in Fall River, MA, in accordance with the procedural rules then obtaining of the American Arbitration Association or any successor thereto.

34. LESSOR's Improvements. LESSOR shall complete the improvements listed on Exhibit A hereto with reasonable promptness and in no event later than the dates listed on Exhibit A, at its expense, but these improvements shall not delay the commencement of this lease or reduce the rent due from LESSEE.

35. LESSEE's Improvements. LESSOR hereby consents to LESSEE's completion of the improvements listed on Exhibit B hereto, at LESSEE's expense, all such work to be done in compliance with the terms of this lease, including Sections 12 and 17 hereof.

        IN WITNESS WHEREOF, LESSOR and LESSEE have hereunto set their hands and common seals this 31st day of March, 1998.

                                         1 Lewiston Street, LLC

                                      By:         Vincent J. Geoffroy
                                         -----------------------------------
                                         LESSOR:  Vincent J. Geoffroy,
                                                  Authorized Member

                                         Quaker Fabric Corporation of Fall River

                                      By:         Cynthia L. Gordan, V.P.
                                         -----------------------------------
                                                           , duly authorized


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                        EXHIBIT A - LESSOR'S IMPROVEMENTS


LESSOR will:

        1. remove cement pad in front of dock #5 within 30 days of lease execution;

        2. paint and upgrade west and center entrances to the building within 45 days of lease execution;

        3. relocate temporary electrical service running on the second floor within 30 days of lease execution;

        4. provide adequate fire alarm system with proper emergency signs, pull stations and horns within 30 days of lease execution;

        5. complete necessary upgrade to existing freight elevator to finalize permit - COMPLETED;

        6. widen opening leading to the freight elevator of the first floor annex from 4 feet 6 inches to a minimum of 8 feet within 21 days of lease execution; and

        7. within 90 days relocate existing interior wall on first floor currently establishing a travel aisle to elevator measuring 8 feet 4 inches wide to a minimum of 10 feet.

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                        EXHIBIT B - LESSEE'S IMPROVEMENTS



LESSOR approves LESSEE's completion of one or all of the following:

1.      Prepare facility to support Quaker's operation -

        * Ceilings - remove obsolete fixtures and hardware which may hinder installation of equipment and operation. Scrap and paint (white).

        *      Walls - scrap, repair holes and paint (two tone gray).

        *      Utilities - color code and identify with markings.

        * Windows - repair and paint units located on north side of building and annex.

        *      Floors - lightly sand and seal.

2.      Construct access to utilities.

3. Install several window intake and exhaust fans throughout second and third floors including north annex to improve ventilation.

4. *Install exterior lights at dock area and entrances to minimize security risks and potential injury to personnel entering or exiting facility.

5. Remove and dispose interior structures located in annex building first, second and third floors.

6. Remove old existing electric wiring, conduit and boxes replacing with new services.

7.      Refurbish bathrooms located on second and third floors.

8.      Construct new offices on second and third floor of annex building.

9.      Construct new cafeteria on second or third floor of annex building.

10. *Install a 50 to 75 horsepower air compressor (oil free cooling system) with air dryer and tank.

11. *Install 10 to 12 ceiling suspended natural gas heaters taking combustible air from exterior of building and exhaust of outside via window.


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12.    *Install ceiling suspended humidifiers throughout the second floor of main building.

13. *Install a central vacuum system with piping suspended from ceiling and filter canisters placed in annex building mounted to small gantry depositing waste through floor to disposal unit.

14. *Cut opening on second floor of annex building to support to Toledo scale flush with floor designed to weigh yarn cases.

15. *Install a vacuum hoist crane to assist associates with lighting yarn cases onto skids.

16. *Install battery charging stations to support material handling equipment.

17. *Install small steam box with water connection and drain to condition novelty yarns.

18.    *Install Quaker Fabric signs in clear view of street and driveway.

19. *Temporary store trash bin (BFI) at west side of main facility just below overhead garage door.

20. Install concrete pad outside of main facility to support transformer that can meet initial power requirements of 2,000 AMPS.

21. *Construct small room in annex building to house an electric switch gear.

22.    *Install additional phone, fax and data lines to support operations.

23. *Install antenna and repeater to transmit data to Brayton Avenue facility via radio wave (bar code transmittal).

24.    *Install interior lighting.

25.    *Install compressed air to machinery.

26. *Install several vacuum systems (to clean lint off associates) stationed along wall perimeter exhausting to outside via window.

27. *Diamond plate travel aisles located on third floor housing new raw material storage.

28. *Install additional fire extinguishers strategically placed within leased areas.

29.    *Install systems to insure the highest level of security.

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30.     Make any modification to leased areas to meet building code, fire and insurance (IRI) regulations.

31. *Possibly install a vertical reciprocal lift connecting first floor annex with second.

32. Possibly activate existing conveyor system located in annex building connecting second floor with third.


NOTE: Items prefixed with an asterisk may be purchased and installed by Quaker and removed following termination of lease.


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